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EXHIBIT 10.34

January 25, 2002

Tanning Technology Corporation
4600 S. Syracuse Street
Suite 1200
Denver, CO 80237
Attention: Larry Tanning

Re: Transfer of Tanning Shares

        I, Bipin Agarwal, on behalf of myself and WinSoft Corporation (the "Seller"), hereby agree to transfer to Tanning Technology Corporation ("Tanning"), on the Transaction Date (as defined below), that number of shares of Tanning common stock, par value $.01 (the "Shares") sufficient to fully repay all amounts outstanding, together with accrued interest (the "Repayment Amount") under my Promissory Note to the Company dated July 30, 1999, as amended July 31, 2001 (such transfer and repayment, the "Transaction"). The number of shares to be transferred to the Company in the Transaction shall be equal to the Repayment Amount divided by the closing market price per Share of the Shares on the business day immediately preceding the Transaction Date. The "Transaction Date" will be as soon as reasonably practicable after Tanning's fourth quarter 2001 earnings release, but in no event sooner than 2 business days following such release.

        In contemplation of the foregoing, I represent, on behalf of myself and the Seller, as follows:

  1.
  Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to consummate the Transaction.

  2.
  The consummation of the Transaction will not violate any law or regulation applicable to me or to Seller.

  3.
  I have full power and authority to consummate the Transaction on behalf of the Seller, and Seller has taken all necessary action, corporate or otherwise, to authorize and consummate the Transaction.

  4.
  Seller has good and valid title to the Shares, free and clear of any liens or encumbrances of any kind.

  5.
  Upon payment for and delivery of the Shares, Tanning will have good and valid title to the Shares, free and clear of any liens or encumbrances of any kind.

        I understand that Tanning will rely on the above representations in consummating the Transaction.

        It is understood and agreed that consummation of the Transaction shall constitute full and final repayment of all amounts owing under the Promissory Note referred to above.

Very truly yours,
Bipin Agarwal, individually and on behalf of WinSoft Corporation as its

Agreed and Accepted:
Tanning Technology Corporation

By:	Frederick H. Fogel
Its:	Executive Vice President, Business Affairs and General Counsel

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  EXHIBIT 10.34